Where golf entertainment and game improvement meet

ABOUT US

A True Focus On Delivering Exceptional Customer Experiences

We have merged our passion for golf with our business acumen to create something that is unlike anything golfers and non-golfers alike have ever experienced. To better understand our company, take some time to get to know us below.


GolfSuites

FEATURES

GolfSuites Will Feature:

Real-Time Game Simulation

The architect-inspired driving range and putting courses will include "true" green sites, a short game area and simulated hazard designs, along with a featured driving grid for tee shots and multiple skills contests.

State-Of-The-Art Technology

Our intended use of state-of-the-art launch monitor technology will allow players to measure and track ball and club data to within inches of targets rather than yards, which other high-tech golf driving ranges provide.

A Personalized Experience

During your time at a GolfSuites location, you'll have access to semi-private standard and private upgraded golf suites with in-suite gaming, media, charging ports, WIFI, superior food and drink service.

Holistic Game Improvement

GolfSuites will also include a tour-like game improvement academy featuring swing analysis and coaching, mental performance coaching, fitness training and rehabilitation and Men's and Women's member locker rooms.

FEATURES

How We Are Merging Golf Entertainment and Game Improvement

We will use the funds from our private and public capital raises to develop golf entertainment facilities that offer a fun, inclusive and engaging environment for recreational golfers and more serious players alike. We want players of every skill level to improve their game using our intended state-of-the-art launch monitor technology that provides a highly-realistic golf simulation in a comfortable suite. An enhanced feature of every GolfSuites' location is our exclusive Golf Academy, based on PGA® Professional, NBC Golf Academy® featured instructor and GolfSuites Co-Founder Kyle Morris and his successful studio, The Golf Room, in Columbus, Ohio.



THE ATMOSPHERE

GolfSuites will offer fun, entertainment, high-quality food, creative menus, unique beverages and golf built around a two – four level structure. Each facility will consist of 60-100 climate-controlled semi-private and private suites that will offer comfortable seating, special computer tracking to monitor golf gaming and ball flight data, tee boxes, and large screen monitors to watch the big game or your favorite show. VIP memberships will be offered providing guests with greater access, amenities and benefits. Every GolfSuites location will be equipped with Men's and Women's member locker rooms (Level 1), sheltered arrival zones and valet parking, online reservation systems and more.

SUPERIOR TECHNOLOGY

We intend to leverage state-of-the-art Doppler Radar-based launch monitor technology that will allow guests to play with the most accurate ball-tracking system available and will measure their ball-flight within three to four inches versus other facilities that only measure to the yard. Inside the facility, players will also have the opportunity to play simulated golf on famous golf courses and capture video swing analysis and gaming that can be recorded and shared with others on social media.


BULLSEYE
HIT IT!
CAPTURE THE FLAG



FOOD AND BEVERAGE

Each location will feature chef-inspired menu offerings, regional specialties, local farm-to-table sourcing and regional craft beers.

GOLFSUITES' GOLF ACADEMY

GolfSuites' Golf Academy will be based on PGA® Professional and NBC Golf Academy® featured instructor and GolfSuites Co-Founder Kyle Morris and his successful studio, The Golf Room in Columbus, Ohio. Kyle's advanced training and coaching techniques are aimed at improving the overall golf game of aspiring players of all ages and skill level. Located on the ground-floor level, the Golf Academy will consist of golf instruction, golf coaching, junior golf recruitment and advisory services, fitness and rehabilitation therapy, mental sports performance training, Men's and Women's locker rooms and custom golf club and equipment fitting.


GOLFACADEMY
Kyle Morris - Lead Coach

CONTACT

Get In Touch

If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today.

Name

Email Address

How Did You Hear About Us?

Message

SUBMIT

GolfSuites

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

CONTACT

Get In Touch

info@golfsuites.com

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

GolfSuites

Find your suite spot

GolfSuites is an emerging company focusing on the development of golf entertainment facilities centered on providing a fun, inclusive and engaging environment.

LEARN MORE


GolfSuites

WHAT IS GOLFSUITES?

GolfSuites is a next generation golf entertainment center focused on merging entertainment and gaming with superior hospitality and game improvement all while providing the most realistic golf experience possible.

From beginner to expert, there is something for everyone at GolfSuites. We're committed to creating a facility that focuses on fun, entertainment, inclusion and growing the game. GolfSuites will also specifically cater to the fastest growing segment in sports and golf: young girls and women. There will be women-only learn to play days, events & leagues and more.

Additionally, GolfSuites will feature upgraded amenities, member locker rooms, child-care areas and high-speed Wi-Fi throughout each facility. Our intended use of state-of-the-art launch monitor technology will allow you to simulate your training session or a round of golf from the comfort of your suite, instead of having to worry about braving inclement weather out on the course.


215

LEARN MORE



THE OPPORTUNITY

Get Involved From The Ground Floor

Get involved with this dynamic global company from the very beginning. If and when the SEC qualifies our Reg A+ filing, we will open to sell shares. If you make a non-binding reservation now, you will lock in your shares on the most favorable terms available. If funds are legally available, we will pay you a dividend at the annual rate of 8%, paid monthly. The company intends to raise up to a maximum of $50M.

(We are not soliciting or accepting investments. We are accepting non-binding reservations).

MAKE A RESERVATION

THE EXPERTS

Meet Our Team

Our experienced and talented team averages nearly 30 years each and is poised to create the next big thing in golf.

MEET THE TEAM

CONTACT

Get In Touch

If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today.

Name

Email Address

How Did You Hear About Us?

Message

SUBMIT

GolfSuites

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

CONTACT

Get In Touch

info@golfsuites.com

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.


Evolving the
game of golf

THE OFFERING

Changing How You Play And Enjoy The Game

We have developed a concept that will revitalize and invigorate the game we all know and love with a fun, inclusive and engaging environment for recreational golfers and more serious players alike. Learn more about how you can join us below.

(We are not soliciting or accepting investments. We are accepting non-binding reservations).

MAKE A RESERVATION

CHANGING THE FACE OF THE GOLF INDUSTRY

Join The Golf Evolution

The Opportunity

If and when the SEC qualifies our Reg A+ filing, we will open to sell shares. If you make a non-binding reservation now, you lock in your shares on the most favorable terms available. We will pay you a dividend at the annual rate of 6%, paid monthly. We intend to raise up to a maximum of $50M in GolfSuites 1.

(We are not soliciting or accepting investments. We are accepting non-binding reservations.)

MAKE A RESERVATION

Planned Investment Price
$5 per share

Minimum Investment Price
$500 per investor

FINDING OUR SUITE SPOT

Our Market

The broad appeal of new concepts like GolfSuites is apparent by reviewing some of the demographics of various golf facilities. TopGolf shows 51% of its audience are non-golfers and 54% are in the very desirable 18-34 age group, according to Sports Business Daily. Cities like Houston and Dallas each have four to five TopGolf locations. These facilities have the potential to generate gross revenue in excess of $300-500K each per week. Existing facilities are estimated to produce gross revenue of $15-25M annually based on location, facility size and population densities. In addition, the local economic impact of each of these facilities may be as much as $250 million over 10 years, based on primary research at 30+ sites, industry estimates, and TopGolf press releases and marketing materials.

TopGolf has shown these facilities can draw large numbers of customers to their facilities. However, it is clear there is an under-supply of facilities to meet the acute demand for these golf-themed entertainment centers. Analysis of 1st, 2nd and 3rd level Metropolitan Service Areas (MSAs) in the US suggests there are opportunities for 1000+ facilities of varying sizes. These include many state capital cities, large urban metro areas, college towns and other population centers with favorable demographics.

The company will operate under the brand name "GolfSuites" and is a subsidiary of KGEM Golf, Inc. KGEM intends to form six operating subsidiaries each covering a different region in the United States. The first region, GolfSuites 1, is located as shown in the map.


Growth of Hybrid Golf
Entertainment Centers
(2003-2018)
60
45
30
15
0
2003
2008
2013
2018


GolfSuites
GolfSuites 1

The food and beverage segment of the $551B hospitality market consists of bars, restaurants, cafes and other food and beverage establishments. Food and beverage currently is a **$16.25B** industry and projected to grow to **$26B** by 2022.

The recreational sports and entertainment facility market is expected to grow to **$78.5B** by 2021. It includes driving ranges, new age bowling alleys, indoor racing, batting cages, etc.

$1 billion

Golf facilities make up a huge portion of the **$84B** golf industry, operating 15K locations that generate **$33B** of revenue.



MEETING MARKET DEMAND

Evolving The Golf Experience

Over the last 20 years, traditional 18-hole golf course participation has been declining. This is not necessarily due to lack of interest, but rather to the challenges and issues surrounding the sport as it exists today. This includes three major factors: the time required to play 18 holes; the cost of equipment and course/membership fees; and the skill level required to play. However, golf participation, specifically first-time players, has grown steadily over the last five years and is projected to keep growing. Even more telling is the fact that very interested non-golfers who expressed an interest in playing grew from 8 million in 2013 to 15 million in 2017 according to the National Golf Foundation.

This proves that the issue is not with the sport of golf, but with the overall golf course and practice range experience. For seasoned golfers, the concerns are unpredictable weather, course access and available tee times, lack of events, poor food and beverage options, among others. For new golfers, social and skill level intimidation is at the top of the list, followed by cost, golf course etiquette and dress requirements, and the cost of renting or buying equipment.

GolfSuites is designed specifically to capitalize on these trends. New golfers are looking for more affordable, less time consuming, less intimidating ways to embrace the game. Entirely new types of facilities and experiences are coming to market in hybrid golf-themed entertainment venues. These facilities are designed not just for avid golfers, but tailored for beginners, family fun, entertainment, recreation, corporate and family events, and provide a more casual, party-like atmosphere.

"Off-course" golfers who didn't play golf on a regular golf course during the past year but played at a modern driving range, golf entertainment venue like GolfSuites or on an indoor golf simulator grew to 8.3 million in 2017 according to a National Golf Foundation (NGF) survey. New hybrid golf and entertainment facilities are attracting first-time golfers at the rate of 51%.

Technology is providing new capabilities, critical game improvement data, better engagement through gamification, customization and social sharing for both new and avid golfers.


Golf Suites 1 Equity Crowdfunding Video
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AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM:
https://www.sec.gov/Archives/edgar/data/1765347/000114420419002945/tv511546_partiiandiii.htm

CONTACT

Get In Touch

If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today.

Name

Email Address

How Did You Hear About Us?

Message

SUBMIT

GolfSuites

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

CONTACT

Get In Touch

info@golfsuites.com

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.



Delivering fun with passion

OUR COMPANY

Improving Your Drive, Drives Us

Every decision we make for the future of GolfSuites is informed by our collective Mission, Vision and Values.

MISSION

To provide a fun, inclusive and engaging golf-themed entertainment facility centered on gaming, hospitality and game improvement while helping to grow the game of golf.

VISION

To be the destination of choice for golf-related gaming, game improvement, events, and entertainment across the US and internationally.

VALUES

- To treat all guests and associates with care and empathy as if they were family
- To provide an environment supporting fun, inclusivity and collaboration
- To provide state-of-the art technology, premium hospitality and passionate associates
- To deliver fun and exceptional and consistent customer service in all that we do
- To be considered a community asset and model business by associates, guests and local constituents

PARTNERSHIPS AND OPPORTUNITIES

Building Upon A Solid Foundation

Financial Opportunity

As part of our intended Reg A+ offering, investors will own shares of Preferred Stock in GolfSuites, and if funds are legally available, will be paid monthly dividend payments from the time of investment starting one month afterwards, calculated at an 8% annual rate. Based on their investment level, investors will also qualify for special membership benefits and facility access, branded merchandise, food and beverage credits and other select personalized recognition items.

Our Partnerships

GolfSuites has begun to secure partnerships with best-in-class industry leaders and will continue to develop strategic relationships with major brands and value-added partners to provide the best experience for all guests. Our partnership with Kyle Morris and the Golf Room provides aspiring and more serious players with a "tour-like" holistic learning environment including swing instruction, fitness and rehabilitation, mental training, and college golf recruiting for elite juniors.

THE GOLF ROOM

THE EXPERTS

Meet Our Team

Our experienced and talented team averages nearly 30 years each and is poised to create the next big thing in golf.



Gerald Ellenburg

Chairman and Chief Executive Officer

Jerry has 35 years of experience in real estate ownership, management and finance in multi-family properties and principal and over $750 million in debt and equity financings. He is a graduate of the University of California, Berkeley, and is a California-licensed CPA (inactive).



John Galvin

President and Chief Experience Officer

John has 32 years in marketing, branding, experience design, advertising and promotion for companies such as Ford, JP Morgan Chase, Citi, Lowe's, Victoria's Secret, Express, Champion Sportswear, Dick's Sporting Goods and many other major brands. John is a graduate of The Ohio State University.



Ryan T. Koenig

Development Director

Ryan has spent over 20 years in real estate development and construction with such companies as Wood Partners, Camden Properties, Turner Construction, and Zaremba Development. Ryan has overseen $500 million+ in completed construction.



Kyle Morris

Golf Director

Kyle played eight years of professional golf on tour. Following eight professional wins worldwide, he created The Golf Room, a holistic coaching facility in Dublin, Ohio. He was named by Golf Digest as one of the Best Young Instructors, and was included in Best Teachers in the State of Ohio. He also received a Master Certification with Trackman and serves as an NBC Golf Channel Academy Lead Coach. Kyle is a graduate of Seton Hall University.



David A. Morris III

Consulting Chief Financial Officer

David has over 30 years of experience in finance and financial forensics. David will oversee tax planning, compliance, accounting, audit, forecasts and investment analysis. Mr. Morris' career has included the Vice-Presidency of Finance at Belz Enterprises, a large real estate development and management company, and other major corporations. David is a graduate of the University of Wisconsin, La Crosse, and is a Tennessee-licensed CPA.



Tom Galvin

Hospitality Advisor

Tom has 37 years of experience in international restaurant, bar and food service design and consulting. He has worked with General Mills Restaurants, Bloomin' Brands, Darden, Hard Rock Café, Disney and taught at the University of Central Florida – Rosen Hospitality School, and at Boston University. Tom has degrees from Bowling Green University, Kent State University and Cornell University.



Deb Miller

Strategy and Insights Advisor

Deb has 35 years of experience in retail design, marketing, strategy, market research and business planning. She worked with Steelcase, Fidelity Investments, HSBC, Lowe's Home Improvement, Borden Foods, Ford, Wendy's, Citi, Wells Fargo, Sprint, Simmons, Seven Eleven and other companies. Deb is a graduate of both The Ohio State University and the University of Kansas.



Rod Turner

Strategic Advisor

Rod is the founder and CEO of Manhattan Street Capital. Rod was a senior executive at Symantec from Jan 1985 to March 1993 and has played a key role in building successful companies including Symantec/Norton (SYMC), Ashton-Tate (TATE), MicroPort and Knowledge Adventure. Rod co-founded Irvine Ventures in 1999.

JOIN THE TEAM

OUR STORY

About GolfSuites & KGEM Golf, Inc.



Early days of KGE Golf at site visits in Tampa, FL.

KGEM Golf, Inc. (formerly KGE, LLC) was formed in 2016 to develop and operate a national and international chain of golf entertainment and learning centers. In 2018 the company developed and registered the trade name "GolfSuites" along with other branded assets to better represent the company with target consumers, strategic partners and suppliers, media and other key stakeholders.

GolfSuites will bring together the most realistic golf entertainment and holistic game improvement experience, including a 300+ yard driving range, simulated green sites and hazards, professional quality golf balls and equipment, coaching, restaurants, bars, multiple types of video and live music entertainment all under one roof.

Our next generation, golf entertainment facility will leverage state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. Our facilities will be designed to effectively host corporate meetings and team building events, fundraisers, family celebrations, national skill event qualifiers and professional showcase events. GolfSuites is targeting avid and novice golfers, families, Millennials and other segments seeking recreation and entertainment in golf complexes.

The company will initially be sourcing and satisfying ongoing development and operational capital needs from several sources including the use of six (6) Regulation A+ funding rounds starting with GolfSuites 1 (Midwest Region) expected to be approved by the SEC to start accepting share sales in late Q1 2019. KGEM Golf, Inc. is privately held and our six (6) regional companies (GolfSuites 1-6) will be publically traded companies.

CONTACT

Get In Touch

If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today.

Name

Email Address

How Did You Hear About Us?

Message

SUBMIT

GolfSuites

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

CONTACT

Get In Touch

info@golfsuites.com

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.


GolfSuites 1
Now Accepting Reservations
Make Reservation

GolfSuites

GolfSuites 1 is an emerging company focusing on the development of golf-themed entertainment facilities centered on providing a fun, inclusive and engaging environment. GolfSuites 1 will provide top-of-the-line facilities for recreational golfers, as well as coaching and holistic game improvement opportunities for more serious players.

Learn More


GolfSuites

Offering Share

Make Reservation Play Video Comments Like Contact



*Data Source: *IBISWorld, Indoor Sports Facilities Management Industry in the US, Industry Market Research Report, February 2018*

What Is GolfSuites 1?

GolfSuites 1 is a golf-themed entertainment center, focused on providing **the most realistic golf experience possible.**


GolfSuites
116
174
+2.2
+1.3
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+3.0
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GOLFACADEMY

The facilities will provide games like closest to the pin, long drive and skills challenges like drive/chip/putt, team events and more. We'll have games focused on both fun and skill development all built into each 300-plus yard range. We'll also have non-golf related free and pay games including cornhole, pool, pinball and others in our gaming lounge. Our intended state-of-the-art technology platform will allow you to simulate and enjoy a round of golf from the comfort of your suite, instead of braving inclement weather and spending all day out on the course.

GolfSuites 1 will feature:

- Authentic premium golf balls that perform at the highest level of feel and distance
- Architect-inspired driving range and putting course including "true" green sites, short game area and simulated hazard designs along with a featured driving grid for tee shots and multiple skills contests
- Intended use of state-of-the-art launch monitor technology that allows players to measure and track ball and club data to within inches of targets rather than yards as other high tech golf driving ranges provide
- Semi-private standard and private upgraded golf suites with in-suite gaming, media, charging ports, WiFi and superior food and drink service
- Game improvement academy, learning center, fitness facility and member locker rooms on Level 1

Atmosphere

GolfSuites 1 will offer fun, entertainment, high-quality food, creative menus, unique beverages and golf built around a 2-4 level structure. Each facility will consist of 60-100 climate-controlled semi-private and private suites that will offer comfortable seating, special computer tracking to monitor golf gaming & ball flight data, tee boxes, and large screen monitors to watch the big game or your favorite show. VIP memberships will be offered that provide guests with greater access, amenities and benefits. Every GolfSuites 1 location will be equipped with Men's and Women's locker rooms (Level 1), sheltered arrival zones and valet parking, online reservation systems and more.

GolfSuites 1 will also specifically cater to the fastest growing segment of new golfers, women. There will be women-only learn to play days, events & leagues and more. Additionally, GolfSuites 1 will feature upgraded amenities, member locker rooms, child-care areas and high-speed Wi-Fi.


215


107.5
-0.3
7.0

Superior Technology

[illegible] guests to play with the most accurate ball-tracking technology and will measure their ball-flight within 3-4 inches VS other facilities that only measure to the yard. Inside the facility, players will also have the opportunity to play simulated golf on famous golf courses and capture video swing analysis, gaming and data analysis that can be recorded and shared with others on social media.

Food and Beverage

Each location will feature chef-inspired menu offerings, regional specialties, local farm-to-table sourcing and regional craft beers.




GOLF ACADEMY
Kyle Morris - Lead Coach

GolfSuites' Golf Academy

GolfSuites' Golf Academy will be based on PGA® Professional and NBC Golf Academy® featured instructor and GolfSuites Co-Founder Kyle Morris and his successful studio, The Golf Room in Columbus, Ohio. Kyle's advanced training and coaching techniques are aimed at improving the overall golf game of aspiring players of all ages and skill level. Located on the ground-floor level, the Golf Academy will consist of golf instruction, golf coaching, junior golf recruitment & advisory services, fitness & rehabilitation therapy, mental sports performance training, Men's and Women's locker rooms and custom golf club & equipment fitting.

The Golf Academy will enhance GolfSuites' ability to welcome and embrace all levels of golfers – from beginners & amateurs dedicated to a fun experience, to advanced, serious golfers dedicated to swing and game improvement.

We believe that GolfSuites 1 has several key differentiators providing a leg up on the competition, including game improvement, state-of-the-art design and amenities, member benefits and technology.

GolfSuites 1 plans to open its early locations in markets that are not currently served by our competition as well as those markets that can support multiple facilities. Estimated development costs of each GolfSuites facility range from $22.5-35 Million depending on market size, cost of land and the overall size of the facility.

The Opportunity

If and when the SEC Qualifies our Reg A+ filing, we will open to sell shares. If you make a non-binding reservation now, you lock in your shares on the most favorable terms available. We will pay you a dividend at the annual rate of 8%, paid monthly. The company intends to raise up to a maximum of $50M.

(We are not soliciting or accepting investments. We are accepting non-binding reservations).

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT HERE

Planned Investment Price

$5

per share

Minimum Investment

$500

per investor

Market Size

The broad appeal of new concepts like GolfSuites 1 is apparent by reviewing some of the demographics of various golf-themed facilities. TopGolf shows 51% of its audience are non-golfers and 54% are in the very desirable 18-34 age group, according to Sports Business Daily. Cities like Houston and Dallas each have 4-5 TopGolf locations. These facilities have the potential to generate gross revenue in excess of $300-500K each per week. Existing facilities are estimated to produce gross revenue of $15-25M annually based on location, facility size and population densities. In addition, the local economic impact of each of these facilities may be as much as $250 million over 10 years.

In summary, there are major economic factors that will accelerate this market. TopGolf has shown these facilities can draw large numbers of customers to their facilities. However, it is clear there is an under-supply of facilities to meet the acute demand for these golf-themed entertainment centers. Analysis of 1st, 2nd and 3rd level Metropolitan Service Areas (MSAs) in the US suggests there are opportunities for 1000+ facilities of varying sizes. These include many state capital cities, large urban metro areas, college towns and population centers with favorable demographics.

The company will operate under the brand name "GolfSuites" and is a subsidiary of KGEM Golf, Inc. KGEM intends to form six operating subsidiaries each covering a different region in the United States. GolfSuites 1 is located as shown in the map.

The market size estimates above are based on the Company's internal analysis of primary research at 30+ sites, industry estimates, MSA data, and TopGolf press releases and marketing materials.


Growth of Hybrid Golf Entertainment Centers (2003-2018)
60
45
30
15
0
2003
2008
2013
2018



Market Growth

Golf Facilities
Golf facilities make up a huge portion of the $84B golf industry, operating **15K locations that generate $33B** of revenue.


GolfSuites

Recreational Sporting & Entertainment Facilities
This market is expected to grow to **$78.5B by 2021**. It includes driving ranges, new age bowling alleys, indoor racing, batting cages, etc.



Hospitality Industry
The food and beverage segment of the $552B hospitality market consists of bars, restaurants, cafes and other food and beverage establishments. **Food and beverage currently is a $16.25B and projected to grow to $26B by 2022.**







*Data Source: *IBISWorld, Indoor Sports Facilities Management Industry in the US, Industry Market Research Report, February 2018*

Filling A Void

Over the last 20 years, traditional 18-hole golf course participation has been declining. This is not necessarily due to lack of interest, but rather to the challenges and issues surrounding the sport as it exists today. This includes three major factors: the time required to play 18 holes; the cost of equipment and course/membership fees; and the skill level required to play. However, golf participation, specifically first-time players, has grown steadily over the last five years and is projected to keep growing. Even more telling is the fact that very interested non-golfers who expressed an interest in playing grew from 8 million in 2013 to 15 million in 2017 according to the National Golf Foundation.

This proves that the issue is not with the sport of golf, but with the overall golf course and practice range experience. For seasoned golfers, the concerns are unpredictable weather, course access and available tee times, lack of events, poor food and beverage options, among others. For new golfers, social and skill level intimidation is at the top of the list, followed by cost, golf course etiquette and dress requirements, and the cost of renting or buying equipment.

Given flat to declining golf participation over the last several years due to the above issues, there are a number of emerging industry trends that are beginning to shape the future of golf.

GolfSuites 1 is designed specifically to capitalize on these trends. New golfers are looking for more affordable, less time consuming, less intimidating ways to embrace the game. Entirely new types of facilities and experiences are coming to market in hybrid golf-themed entertainment venues. These facilities are designed not just for avid golfers, but tailored for beginners, family fun, entertainment, recreation, corporate and family events and provide a more casual, party-like atmosphere.

"Off-course" golfers who didn't play golf on a regular golf course during the past year but played at a modern driving range, golf entertainment venue like the Company's or on an indoor golf simulator grew to 8.3 million in 2017 according to a National Golf Foundation (NGF) survey. New hybrid golf and entertainment facilities are attracting first-time golfers at the rate of 51%.

Technology is providing new capabilities, critical game improvement data, better engagement through gamification, customization and social sharing for both new and avid golfers.

**Data Source: IBISWorld, Indoor Sports Facilities Management Industry in the US, Industry Market Research Report, February 2018*

Our Partnerships

GolfSuites 1 already has begun to secure partnerships with best-in-class industry leaders and continues to develop strategic relationships with major brands to provide the best experience for all guests. Our partnership with Kyle Morris and the Golf Room provides more serious players with a "tour-like" environment including swing instruction, fitness and rehabilitation, mental training, and college golf recruiting for elite juniors.

THE GOLF ROOM

Financial Opportunity

Investors will own shares of Preferred Stock in GolfSuites 1, and if funds are legally available, will be paid monthly dividend payments from the time of investment starting one month afterwards, calculated at an 8% annual rate. Based on their investment level, investors will also qualify for special membership benefits and facility access, branded merchandise, food and beverage credits and other select personalized recognition items.

Our Team

Gerald Ellenburg
Chairman and Chief Executive Officer

Jerry has 35 years of experience in real estate ownership, management and finance in multi-family properties and principal in over $750 million in debt and equity financings. He is a graduate of the University of California, Berkeley, and is a California-licensed CPA (inactive).

John Galvin
President and Chief Experience Officer

John has 32 years in marketing, branding, experience design, advertising and promotion for companies such as Ford, JP Morgan Chase, Citi, Lowe's, Victoria's Secret, Express, Champion Sportswear, Dick's Sporting Goods and many other major brands. John is a graduate of The Ohio State University.

Ryan Koenig

Ryan has over 20 years in real estate development and construction with such companies as Wood Partners, Camden Properties, Turner Construction, and Zaremba Development. Ryan has overseen $500 million+ in completed construction.

Kyle Morris

Kyle played 8 years of professional golf on tour. Following 8 professional wins worldwide, he created The Golf Room, a holistic coaching facility in Dublin, Ohio. He was named by Golf Digest as one of the Best Young Instructors, and was included in Best Teachers in the State of Ohio. He also received a Master Certification with Trackman and serves as an NBC Golf Channel Academy Lead Coach. Kyle is a graduate of Seton Hall University.

Tom Galvin

Hospitality Advisor

Tom has 37 years in international restaurant, bar and food service design and consulting. He worked with General Mills Restaurants, Bloomin' Brands, Darden, Hard Rock Café, Disney and taught at the University of Central Florida - Rosen Hospitality School, and at Boston University. Tom has degrees from Bowling Green University, Kent State University and Cornell University.

Deb Miller

Strategy and Insights Advisor

Deb has 35 years in retail design, marketing, strategy, market research and business planning. She worked with Steelcase, Fidelity Investments, HSBC, Lowe's Home Improvement, Borden Foods, Ford, Wendy's, Citi, Wells Fargo, Sprint, Simmons, Seven Eleven and other companies. Ms. Miller is a graduate of both The Ohio State University and the University of Kansas.

David A. Morris III

Consulting Chief Financial Officer

David has over 30 years of experience in finance and financial forensics. Mr. Morris will oversee tax planning, compliance, accounting, audit, forecasts and investment analysis. Mr. Morris' career has included the Vice-Presidency of Finance at Belz Enterprises, a large real estate development and management company, and other major corporations. David is a graduate of the University of Wisconsin, La Crosse, and is a Tennessee-licensed CPA.

About GolfSuites & KGEM Golf, Inc

KGEM Golf, Inc. (formerly KGE, LLC) was formed in 2016 to develop and operate a national chain of golf driving range entertainment centers. GolfSuites 1 will bring together golf driving ranges, game improvement and coaching, restaurants, bars, multiple types of video and live music entertainment under one roof.

For the last two years, we have been researching and developing a unique design for this next generation concept. Initial groundbreakings for the first one or more facilities are intended to commence 6 to 12 months from the date that $5M has been raised in this offering, with the first one or more facilities intended to open to the public 18-24 months from this financing milestone. Based on the number of Metropolitan Service Areas (MSA's) in the US, we believe this market is significantly under-penetrated with only 56 existing facilities and a potential for 1000+.

GolfSuites 1 is targeting avid and novice golfers, families, millennials and other segments seeking recreation and entertainment in golf-themed complexes. Our facilities will be designed to effectively host corporate meetings, fundraising events, family celebrations, national skill event qualifiers and professional showcase events.

GolfSuites's concept is a next generation, golf-themed entertainment facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

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THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

IMAGES CONTAINED IN THIS OFFERING CIRCULAR ARE ARTIST'S IMPRESSIONS AND THE ACTUAL FACILITIES MAY VARY.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM:

https://www.sec.gov/Archives/edgar/data/1765347/000114420419002943/tv511546_partiandii.htm

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© Copyright 2018 Manhattan Street Capital, Inc. All rights reserved. Patents pending. Copyright and Trademarks owned by Manhattan Street Capital

Where golf entertainment and game improvement meet

ABOUT US

A True Focus On Delivering Exceptional Customer Experiences

We have merged our passion for golf with our business acumen to create something that is unlike anything golfers and non-golfers alike have ever experienced. To better understand our company, take some time to get to know us below.


GolfSuites

FEATURES

GolfSuites Will Feature:

Real-Time Game Simulation

The architect-inspired driving range and putting courses will include "true" green sites, a short game area and simulated hazard designs, along with a featured driving grid for tee shots and multiple skills contests.

State-Of-The-Art Technology

Our intended use of state-of-the-art launch monitor technology will allow players to measure and track ball and club data to within inches of targets rather than yards, which other high-tech golf driving ranges provide.

A Personalized Experience

During your time at a GolfSuites location, you'll have access to semi-private standard and private upgraded golf suites with in-suite gaming, media, charging ports, WIFI, superior food and drink service.

Holistic Game Improvement

GolfSuites will also include a tour-like game improvement academy featuring swing analysis and coaching, mental performance coaching, fitness training and rehabilitation and Men's and Women's member locker rooms.

FEATURES

How We Are Merging Golf Entertainment and Game Improvement

We will use the funds from our private and public capital raises to develop golf entertainment facilities that offer a fun, inclusive and engaging environment for recreational golfers and more serious players alike. We want players of every skill level to improve their game using our intended state-of-the-art launch monitor technology that provides a highly-realistic golf simulation in a comfortable suite. An enhanced feature of every GolfSuites' location is our exclusive Golf Academy, based on PGA® Professional, NBC Golf Academy® featured instructor and GolfSuites Co-Founder Kyle Morris and his successful studio, The Golf Room, in Columbus, Ohio.



THE ATMOSPHERE

GolfSuites will offer fun, entertainment, high-quality food, creative menus, unique beverages and golf built around a two – four level structure. Each facility will consist of 60-100 climate-controlled semi-private and private suites that will offer comfortable seating, special computer tracking to monitor golf gaming and ball flight data, tee boxes, and large screen monitors to watch the big game or your favorite show. VIP memberships will be offered providing guests with greater access, amenities and benefits. Every GolfSuites location will be equipped with Men's and Women's member locker rooms (Level 1), sheltered arrival zones and valet parking, online reservation systems and more.

SUPERIOR TECHNOLOGY

We intend to leverage state-of-the-art Doppler Radar-based launch monitor technology that will allow guests to play with the most accurate ball-tracking system available and will measure their ball-flight within three to four inches versus other facilities that only measure to the yard. Inside the facility, players will also have the opportunity to play simulated golf on famous golf courses and capture video swing analysis and gaming that can be recorded and shared with others on social media.


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FOOD AND BEVERAGE

Each location will feature chef-inspired menu offerings, regional specialties, local farm-to-table sourcing and regional craft beers.

GOLFSUITES' GOLF ACADEMY

GolfSuites' Golf Academy will be based on PGA® Professional and NBC Golf Academy® featured instructor and GolfSuites Co-Founder Kyle Morris and his successful studio, The Golf Room in Columbus, Ohio. Kyle's advanced training and coaching techniques are aimed at improving the overall golf game of aspiring players of all ages and skill level. Located on the ground-floor level, the Golf Academy will consist of golf instruction, golf coaching, junior golf recruitment and advisory services, fitness and rehabilitation therapy, mental sports performance training, Men's and Women's locker rooms and custom golf club and equipment fitting.


GOLF ACADEMY
Kyle Morris - Lead Coach

CONTACT

Get In Touch

If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today.

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GolfSuites

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

CONTACT

Get In Touch

info@golfsuites.com

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

GolfSuites

About Us | Company | Offering | Careers | Contact



Delivering fun with passion

OUR COMPANY

Improving Your Drive, Drives Us

Every decision we make for the future of GolfSuites is informed by our collective Mission, Vision and Values.

MISSION

To provide a fun, inclusive and engaging golf-themed entertainment facility centered on gaming, hospitality and game improvement while helping to grow the game of golf.

VISION

To be the destination of choice for golf-related gaming, game improvement, events, and entertainment across the US and internationally.

VALUES

- To treat all guests and associates with care and empathy as if they were family
- To provide an environment supporting fun, inclusivity and collaboration
- To provide state-of-the art technology, premium hospitality and passionate associates
- To deliver fun and exceptional and consistent customer service in all that we do
- To be considered a community asset and model business by associates, guests and local constituents

PARTNERSHIPS AND OPPORTUNITIES

Building Upon A Solid Foundation

Financial Opportunity

As part of our intended Reg A+ offering, investors will own shares of Preferred Stock in GolfSuites, and if funds are legally available, will be paid monthly dividend payments from the time of investment starting one month afterwards, calculated at an 8% annual rate. Based on their investment level, investors will also qualify for special membership benefits and facility access, branded merchandise, food and beverage credits and other select personalized recognition items.

Our Partnerships

GolfSuites has begun to secure partnerships with best-in-class industry leaders and will continue to develop strategic relationships with major brands and value-added partners to provide the best experience for all guests. Our partnership with Kyle Morris and the Golf Room provides aspiring and more serious players with a "tour-like" holistic learning environment including swing instruction, fitness and rehabilitation, mental training, and college golf recruiting for elite juniors.

THE GOLF ROOM

THE EXPERTS

Meet Our Team

Our experienced and talented team averages nearly 30 years each and is poised to create the next big thing in golf.



Gerald Ellenburg

Chairman and Chief Executive Officer

Jerry has 35 years of experience in real estate ownership, management and finance in multi-family properties and principal and over $750 million in debt and equity financings. He is a graduate of the University of California, Berkeley, and is a California-licensed CPA (inactive).



John Galvin

President and Chief Experience Officer

John has 32 years in marketing, branding, experience design, advertising and promotion for companies such as Ford, JP Morgan Chase, Citi, Lowe's, Victoria's Secret, Express, Champion Sportswear, Dick's Sporting Goods and many other major brands. John is a graduate of The Ohio State University.



Ryan T. Koenig

Development Director

Ryan has spent over 20 years in real estate development and construction with such companies as Wood Partners, Camden Properties, Turner Construction, and Zaremba Development. Ryan has overseen $500 million+ in completed construction.



Kyle Morris

Golf Director

Kyle played eight years of professional golf on tour. Following eight professional wins worldwide, he created The Golf Room, a holistic coaching facility in Dublin, Ohio. He was named by Golf Digest as one of the Best Young Instructors, and was included in Best Teachers in the State of Ohio. He also received a Master Certification with Trackman and serves as an NBC Golf Channel Academy Lead Coach. Kyle is a graduate of Seton Hall University.



David A. Morris III

Consulting Chief Financial Officer

David has over 30 years of experience in finance and financial forensics. David will oversee tax planning, compliance, accounting, audit, forecasts and investment analysis. Mr. Morris' career has included the Vice-Presidency of Finance at Belz Enterprises, a large real estate development and management company, and other major corporations. David is a graduate of the University of Wisconsin, La Crosse, and is a Tennessee-licensed CPA.



Tom Galvin

Hospitality Advisor

Tom has 37 years of experience in international restaurant, bar and food service design and consulting. He has worked with General Mills Restaurants, Bloomin' Brands, Darden, Hard Rock Café, Disney and taught at the University of Central Florida – Rosen Hospitality School, and at Boston University. Tom has degrees from Bowling Green University, Kent State University and Cornell University.



Deb Miller

Strategy and Insights Advisor

Deb has 35 years of experience in retail design, marketing, strategy, market research and business planning. She worked with Steelcase, Fidelity Investments, HSBC, Lowe's Home Improvement, Borden Foods, Ford, Wendy's, Citi, Wells Fargo, Sprint, Simmons, Seven Eleven and other companies. Deb is a graduate of both The Ohio State University and the University of Kansas.



Rod Turner

Strategic Advisor

Rod is the founder and CEO of Manhattan Street Capital. Rod was a senior executive at Symantec from Jan 1985 to March 1993 and has played a key role in building successful companies including Symantec/Norton (SYMC), Ashton-Tate (TATE), MicroPort and Knowledge Adventure. Rod co-founded Irvine Ventures in 1999.

JOIN THE TEAM

OUR STORY

About GolfSuites & KGEM Golf, Inc.

KGEM Golf, Inc. (formerly KGE, LLC) was formed in 2016 to develop and operate a national and international chain of golf entertainment and learning centers. In 2018 the company developed and registered the trade name "GolfSuites" along with other branded assets to better represent the company with target consumers, strategic partners and suppliers, media and other key stakeholders.

GolfSuites will bring together the most realistic golf entertainment and holistic game improvement experience, including a 300+ yard driving range, simulated green sites and hazards, professional quality golf balls and equipment, coaching, restaurants, bars, multiple types of video and live music entertainment all under one roof.

Our next generation, golf entertainment facility will leverage state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. Our facilities will be designed to effectively host corporate meetings and team building events, fundraisers, family celebrations, national skill event qualifiers and professional showcase events. GolfSuites is targeting avid and novice golfers, families, Millennials and other segments seeking recreation and entertainment in golf complexes.

The company will initially be sourcing and satisfying ongoing development and operational capital needs from several sources including the use of six (6) Regulation A+ funding rounds starting with GolfSuites 1 (Midwest Region) expected to be approved by the SEC to start accepting share sales in late Q1 2019. KGEM Golf, Inc. is privately held and our six (6) regional companies (GolfSuites 1-6) will be publically traded companies.



Early days of KGE Golf at site visits in Tampa, FL.

CONTACT

Get In Touch

If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today.

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Message

SUBMIT

GolfSuites

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

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Find your suite spot

GolfSuites is an emerging company focusing on the development of golf entertainment facilities centered on providing a fun, inclusive and engaging environment.

LEARN MORE


GolfSuites

WHAT IS GOLFSUITES?

GolfSuites is a next generation golf entertainment center focused on merging entertainment and gaming with superior hospitality and game improvement all while providing the most realistic golf experience possible.

From beginner to expert, there is something for everyone at GolfSuites. We're committed to creating a facility that focuses on fun, entertainment, inclusion and growing the game. GolfSuites will also specifically cater to the fastest growing segment in sports and golf: young girls and women. There will be women-only learn to play days, events & leagues and more.

Additionally, GolfSuites will feature upgraded amenities, member locker rooms, child-care areas and high-speed Wi-Fi throughout each facility. Our intended use of state-of-the-art launch monitor technology will allow you to simulate your training session or a round of golf from the comfort of your suite, instead of having to worry about braving inclement weather out on the course.


215

LEARN MORE



THE OPPORTUNITY

Get Involved From The Ground Floor

Get involved with this dynamic global company from the very beginning. If and when the SEC qualifies our Reg A+ filing, we will open to sell shares. If you make a non-binding reservation now, you will lock in your shares on the most favorable terms available. If funds are legally available, we will pay you a dividend at the annual rate of 8%, paid monthly. The company intends to raise up to a maximum of $50M.

(We are not soliciting or accepting investments. We are accepting non-binding reservations).

MAKE A RESERVATION

THE EXPERTS

Meet Our Team

Our experienced and talented team averages nearly 30 years each and is poised to create the next big thing in golf.

MEET THE TEAM

CONTACT

Get In Touch

If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today.

Name

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Message

SUBMIT

GolfSuites

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

CONTACT

Get In Touch

info@golfsuites.com

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

GolfSuites

About Us Company Offering Careers Contact

Evolving the game of golf

THE OFFERING

Changing How You Play And Enjoy The Game

We have developed a concept that will revitalize and invigorate the game we all know and love with a fun, inclusive and engaging environment for recreational golfers and more serious players alike. Learn more about how you can join us below.

(We are not soliciting or accepting investments. We are accepting non-binding reservations).

MAKE A RESERVATION

CHANGING THE FACE OF THE GOLF INDUSTRY

Join The Golf Evolution

The Opportunity

If and when the SEC qualifies our Reg A+ filing, we will open to sell shares. If you make a non-binding reservation now, you lock in your shares on the most favorable terms available. We will pay you a dividend at the annual rate of 8%, paid monthly. We intend to raise up to a maximum of $50M in GolfSuites 1.

(We are not soliciting or accepting investments. We are accepting non-binding reservations.)

MAKE A RESERVATION

Planned Investment Price
$5 per share

Minimum Investment Price
$500 per investor

FINDING OUR SUITE SPOT

Our Market

The broad appeal of new concepts like GolfSuites is apparent by reviewing some of the demographics of various golf facilities. TopGolf shows 51% of its audience are non-golfers and 54% are in the very desirable 18-34 age group, according to Sports Business Daily. Cities like Houston and Dallas each have four to five TopGolf locations. These facilities have the potential to generate gross revenue in excess of $300-500K each per week. Existing facilities are estimated to produce gross revenue of $15-25M annually based on location, facility size and population densities. In addition, the local economic impact of each of these facilities may be as much as $250 million over 10 years, based on primary research at 30+ sites, industry estimates, and TopGolf press releases and marketing materials.

TopGolf has shown these facilities can draw large numbers of customers to their facilities. However, it is clear there is an under-supply of facilities to meet the acute demand for these golf-themed entertainment centers. Analysis of 1st, 2nd and 3rd level Metropolitan Service Areas (MSAs) in the US suggests there are opportunities for 1000+ facilities of varying sizes. These include many state capital cities, large urban metro areas, college towns and other population centers with favorable demographics.

The company will operate under the brand name "GolfSuites" and is a subsidiary of KGEM Golf, Inc. KGEM intends to form six operating subsidiaries each covering a different region in the United States. The first region, GolfSuites 1, is located as shown in the map.



Growth of Hybrid Golf Entertainment Centers (2003-2018)
60
45
30
15
0
2003
2008
2013
2018



GolfSuites 1

consists of bars, restaurants, cafes and other food and beverage establishments. Food and beverage currently is a **$16.25B** industry and projected to grow to **$26B** by 2022.

expected to grow to **$78.5B** by 2021. It includes driving ranges, new age bowling alleys, indoor racing, batting cages, etc.

$1 billion

Golf facilities make up a huge portion of the $84B golf industry, operating 15K locations that generate $33B of revenue.



MEETING MARKET DEMAND

Evolving The Golf Experience

Over the last 20 years, traditional 18-hole golf course participation has been declining. This is not necessarily due to lack of interest, but rather to the challenges and issues surrounding the sport as it exists today. This includes three major factors: the time required to play 18 holes; the cost of equipment and course/membership fees; and the skill level required to play. However, golf participation, specifically first-time players, has grown steadily over the last five years and is projected to keep growing. Even more telling is the fact that very interested non-golfers who expressed an interest in playing grew from 8 million in 2013 to 15 million in 2017 according to the National Golf Foundation.

This proves that the issue is not with the sport of golf, but with the overall golf course and practice range experience. For seasoned golfers, the concerns are unpredictable weather, course access and available tee times, lack of events, poor food and beverage options, among others. For new golfers, social and skill level intimidation is at the top of the list, followed by cost, golf course etiquette and dress requirements, and the cost of renting or buying equipment.

GolfSuites is designed specifically to capitalize on these trends. New golfers are looking for more affordable, less time consuming, less intimidating ways to embrace the game. Entirely new types of facilities and experiences are coming to market in hybrid golf-themed entertainment venues. These facilities are designed not just for avid golfers, but tailored for beginners, family fun, entertainment, recreation, corporate and family events, and provide a more casual, party-like atmosphere.

"Off-course" golfers who didn't play golf on a regular golf course during the past year but played at a modern driving range, golf entertainment venue like GolfSuites or on an indoor golf simulator grew to 8.3 million in 2017 according to a National Golf Foundation (NGF) survey. New hybrid golf and entertainment facilities are attracting first-time golfers at the rate of 51%.

Technology is providing new capabilities, critical game improvement data, better engagement through gamification, customization and social sharing for both new and avid golfers.



Golf Suites 1 Equity Crowdfunding Video
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AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM:
https://www.sec.gov/Archives/edgar/data/1765347/000114420419002945/tv511546_partiiandiii.htm

CONTACT

Get In Touch

If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today.

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Message

SUBMIT

GolfSuites

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

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About
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CONTACT

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© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.